Exhibit 99.1

WASTE CONNECTIONS NAMES RONALD J. MITTELSTAEDT AS PRESIDENT AND CEO

TORONTO, April 24, 2023 - Waste Connections, Inc. (TSX/NYSE: WCN) ("Waste Connections" or the "Company") today announced that Ronald J. Mittelstaedt, the Executive Chairman of the Company, has been appointed President and Chief Executive Officer of the Company, effective April 23, 2023. Mr. Mittelstaedt succeeds Worthing F. Jackman in this role. Upon his departure, Mr. Jackman also stepped down as a member of the Company’s Board of Directors and withdrew as a nominee for election as a director at the Company’s 2023 Annual Meeting of Shareholders.

Mr. Mittelstaedt is the Company’s founder and served as the Company’s Chief Executive Officer from 1997 until July 2019, when he transitioned to the position of Executive Chairman of the Board of Directors. In connection with his reappointment as Chief Executive Officer, Mr. Mittelstaedt remains on the Board of Directors, but will no longer serve as Executive Chairman. Concurrent with this change, the Company’s lead independent director, Michael W. Harlan, became Chairman of the Board of Directors in a non-executive capacity.

“We thank Worthing for his work and dedication on behalf of Waste Connections for the last 19 years, including the last four as CEO,” said Mr. Mittelstaedt. “These last four years, with the pandemic and hyperinflation, have been challenging for leadership in all industries, and Worthing has done a yeoman’s job in leading us through this period. We are grateful for all that Worthing has done for the company, its stakeholders and the communities that we serve. His extensive efforts have helped shape the company we are today, and we all wish him well in his future endeavors.”

Mr. Mittelstaedt continued, “I’m excited to return to this role to serve our 23,000 employees and focus our efforts on servant leadership, our decentralized operating structure and delivering exceptional results in all areas.”

In conjunction with this announcement, the Company is reaffirming its 2023 full year financial outlook as originally provided in February. Additional details will be provided when the Company reports its Q1 2023 earnings on April 26th.

Webcast and Conference Call Details

Waste Connections will be hosting a conference call to discuss the executive transition today, Monday April 24, 2023, at 8:30 A.M. Eastern Time. A live audio webcast of the conference call can be accessed by visiting investors.wasteconnections.com and selecting “News & Events” from the website menu. Alternatively, listeners may access the call by dialing 888-664-6392 (within North America) or 416-764-8659 (international) approximately 10 minutes prior to the scheduled start time; a passcode is not required. A replay of the conference call will be available until May 1, 2023, by calling 888-390-0541 (within North America) or 416-764-8677 (international) and entering Passcode #789188.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, along with resource recovery primarily through recycling and renewable fuels generation. The Company serves more than eight million residential, commercial and industrial customers in mostly exclusive and secondary markets across 43 states in the U.S. and six provinces in Canada. Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S., as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. For more information, visit Waste Connections at wasteconnections.com.

Safe Harbor and Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “might,” “will,” “could,” “should” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable Canadian securities laws. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about the expectations and successful management of the executive transitions, and expected 2023 financial results, outlook and related assumptions. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the SEC and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

CONTACT:

Mary Anne Whitney / (832) 442-2253	Joe Box / (832) 442-2153
maryannew@wasteconnections.com	joe.box@wasteconnections.com